UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  December 31, 2009
(Date of earliest event reported)

FORD MOTOR COMPANY
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-3950	38-0549190
(Commission File Number)	(IRS Employer Identification No.)

One American Road, Dearborn, Michigan	48126
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code 313-322-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act  (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 3.02.  Unregistered Sales of Equity Securities.

As disclosed in our Current Report on Form 8-K dated July 22, 2009 ("July 2009 Form 8-K Report"), on July 23, 2009, we entered into an amendment to the UAW Retiree Health Care Settlement Agreement dated March 28, 2008 (the "Original Settlement Agreement") among and between us, the International Union, United Automobile, Aerospace and Agricultural Implement Workers of America ("UAW"), and certain class representatives, on behalf of the class of plaintiffs as set forth therein.  The Original Settlement Agreement established the UAW Retiree Medical Benefits Trust as a new VEBA trust (the "New VEBA") that on December 31, 2009 would assume the obligation to provide retiree health care benefits to eligible active and retired UAW Ford hourly employees and their eligible spouses, surviving spouses and dependents.

Pursuant to the Original Settlement Agreement, in April 2008, we issued to VEBA-F Holdings LLC, a then-wholly owned subsidiary of ours (the "LLC"):  (a) $3.334 billion aggregate principal amount of 5.75% Convertible Notes Due January 1, 2013 (the "Convertible Notes"); (b) a $3.0 billion aggregate principal amount 9.50% Second Lien Term Note Due January 1, 2018 (the "Term Note") and a corresponding guaranty issued by certain subsidiary guarantors (the "Term Note Guaranty"); and (c) a promissory note dated January 5, 2009 in an aggregate principal amount of $2,281,908,687, which is equal to the market value of the assets in the Temporary Asset Account held by the LLC on December 31, 2008 (the "TAA Note" and, together with the Convertible Notes, the Term Note and the Term Note Guaranty, the "Old Securities").

The amendment to the Original Settlement Agreement (the "Amended Settlement Agreement"), and the forms of the New Securities, the Exchange Agreement and the Registration Rights Agreement (each as defined below), were filed as exhibits to the July 2009 Form 8-K Report.  The Amended Settlement Agreement changed the Original Settlement Agreement to provide for smoothing of payment obligations and to give us the option to use shares of our common stock ("Ford Common Stock") to satisfy up to approximately 50% of our future payment obligations to the New VEBA.

The Amended Settlement Agreement was approved by the U.S. District Court for the Eastern District of Michigan on November 9, 2009. On December 8, 2009, the U.S. Department of Labor published in the Federal Register a Notice of Proposed Individual Exemption (the "Exemption") that would be retroactive to December 31, 2009 and would, among other things, permit the transfer to the New VEBA and allow the New VEBA to hold the New Securities (as defined below).   This, along with prior discussions with the U.S. Department of Labor, met the condition under the Amended Settlement Agreement of obtaining the Exemption or reasonable assurance of retroactive effect thereof satisfactory to Ford and the New VEBA.

On December 11, 2009, in accordance with the Amended Settlement Agreement and pursuant to a Securities Exchange Agreement dated as of December 11, 2009 among us, the LLC and certain subsidiary guarantors (the "Exchange Agreement"), we issued to the LLC in exchange for the Old Securities:  (i) an Amortizing Guaranteed Secured Note Maturing June 30, 2022 with an original principal amount of $6,705,470,000 and with an estimated present value at December 31, 2009 of about $4.8 billion ("New Note A"); (ii) an Amortizing Guaranteed Secured Note Maturing June 30, 2022 with an original principal amount of $6,511,850,000 and with an estimated present value at December 31, 2009 of about $4.7 billion ("New Note B" and, together with New Note A, the "New Notes"); (iii) guaranties by certain subsidiary guarantors of the New Notes, limited to an aggregate of $3,000,000,000 of obligations thereunder (the "Guaranties") and (iv) warrants to purchase 362,391,305 shares of Ford Common Stock, issued pursuant to a Warrant Agreement (the "Warrant Agreement") dated December 11, 2009 between us and the LLC (the "Warrants" and, together with the New Notes and Guaranties, the "New Securities").

The following table is the original amortization schedule for New Note A, which is a non-interest bearing note.  This was the amortization schedule in effect on December 31, 2009 prior to the prepayment described below being made.  Following this prepayment, each future payment, beginning with the June 30, 2010 payment, will be reduced proportionately to reflect the prepayment.

Payment Dates	Principal Payments
December 31, 2009	$1,268,470,000, plus the True-Up Amount, as defined in New Note A
June 30, 2010	$290,000,000
June 30, 2011	$290,000,000
June 30, 2012	$679,000,000
June 30, 2013	$679,000,000
June 30, 2014	$679,000,000
June 30, 2015	$679,000,000
June 30, 2016	$679,000,000
June 30, 2017	$679,000,000
June 30, 2018	$679,000,000
June 30, 2019	$26,000,000
June 30, 2020	$26,000,000
June 30, 2021	$26,000,000
June 30, 2022	$26,000,000

The following table is the amortization schedule for New Note B, which also is a non-interest bearing note.

Payment Dates	Principal Payments
December 31, 2009	$609,950,000
June 30, 2010	$609,950,000
June 30, 2011	$609,950,000
June 30, 2012	$654,000,000
June 30, 2013	$654,000,000
June 30, 2014	$654,000,000
June 30, 2015	$654,000,000
June 30, 2016	$654,000,000
June 30, 2017	$654,000,000
June 30, 2018	$654,000,000
June 30, 2019	$26,000,000
June 30, 2020	$26,000,000
June 30, 2021	$26,000,000
June 30, 2022	$26,000,000

Under New Note B, we have the option, subject to certain conditions, of making each payment in cash, Ford Common Stock, or a combination of cash and Ford Common Stock. Any Ford Common Stock to be delivered in satisfaction of such payment obligation is to be valued based on its volume-weighted average price per share for the 30 trading-day period ending on the second business day prior to the relevant payment date ("30-day VWAP price").

The Warrants, which expire on January 1, 2013, entitle the holder thereof to purchase 362,391,305 shares of Ford Common Stock at an exercise price of $9.20 per share.  Generally, the warrants can be exercised at any time, but the underlying shares cannot be transferred prior to October 1, 2012, unless the closing sale price of Ford Common Stock was above $11.04 for at least 20 trading days in the 30 consecutive trading days ending on the last trading day in the preceding calendar quarter.  Upon exercise of the Warrants, the warrant holder has the option to elect to have us settle on a cashless, net share basis (i.e., delivering to the holder shares of Ford Common Stock having a value equal to the "in-the-money" value of the Warrants being exercised).

In addition, on December 11, 2009, we entered into a Securityholder and Registration Rights Agreement with the LLC (the "Registration Rights Agreement"), which provides for certain hedging restrictions, certain sales restrictions relating to the Warrants and shares of Ford Common Stock underlying the Warrants and delivered in payment of New Note B, and customary registration rights relating to the sale of shares of Ford Common Stock received by the New VEBA pursuant to our stock payment option under New Note B, as well as the Warrants and shares of Ford Common Stock issued upon the exercise thereof.

As disclosed previously, notwithstanding our option to pay a portion of our obligations to the New VEBA in stock in lieu of cash, we will use our discretion in determining which form of payment makes sense at the time of each required payment, balancing liquidity needs and preservation of shareholder value.  In making such a determination, we will consider facts and circumstances existing at the time of each required payment, including market and economic conditions, our available liquidity, and the price of Ford Common Stock.

On December 31, 2009, with respect to New Note A, we paid to the LLC the payment due on that date of $1,268,470,000, the payment of an estimated True-Up Amount of $150,000,000, and a partial prepayment of New Note A in the amount of $500,000,000, plus the excess, if any, of $150,000,000 over the actual True-Up Amount (which will be determined on or about January 15, 2010).

Also on December 31, 2009, with respect to New Note B, we paid to the LLC the payment due on that date of $609,950,000 in cash.  We decided to make the New Note B payment in cash because the 30-day VWAP price was $9.13 and the December 31, 2009 closing sale price of Ford Common Stock was $10.00 per share.

Thereafter, at the close of business on December 31, 2009, we transferred to the New VEBA:  (i) our ownership interest in the LLC, which is the legal owner of the New Securities and which held cash and marketable securities in its Temporary Asset Account with an estimated value on that date of $620 million, and (ii) the assets in our existing internal VEBA trust consisting of cash and marketable securities with an estimated value on December 31, 2009 of $3.5 billion.   The transfer by us to the New VEBA of the ownership of these assets, including the beneficial ownership of the New Securities, was made pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended, contained in Section 4(2) thereof.

Item 9.01.    Financial Statements and Exhibits.

Exhibit No.	Description

99	News Release dated January 4, 2010	Filed with this Report

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 4, 2010	FORD MOTOR COMPANY

	By:	/s/ Louis J. Ghilardi
Louis J. Ghilardi Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

99	News Release dated January 4, 2010